UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): June 27, 2022

GWG Holdings, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number: 001-36615

Delaware	26-2222607
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

325 North St. Paul Street, Suite 2650, Dallas, TX 75201

(Address of principal executive offices, including zip code)

(612) 746-1944

(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	GWGHQ	*

*	On May 18, 2022, Nasdaq Stock Market LLC filed a Form 25 delisting and deregistering the shares of common stock, par value $0.001 per share, of GWG Holdings, Inc. from The Nasdaq Stock Market, which became effective ten days after the filing of the Form 25. GWG Holdings, Inc.’s common stock began trading exclusively on the over-the-counter market on April 29, 2022 under the symbol GWGHQ.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

On June 27, 2022, GWG DLP Funding IV, LLC (“DLP IV”), an indirect, wholly owned subsidiary of GWG Holdings, Inc. (the “Company”) and a direct, wholly owned subsidiary of GWG Life, LLC (“GWG Life”), the lenders party thereto (the “Lenders”) and CLMG Corp. (“CLMG”), as administrative agent, entered into a Second Amendment, dated as of June 27, 2022, to the Fifth Amended and Restated Credit Agreement (the “DLP IV Amendment”) to DLP IV’s existing Fifth Amended and Restated Credit Agreement, dated as of December 14, 2021, between DLP IV, as borrower, the Lenders party thereto and CLMG, as administrative agent (as amended prior to the date of such amendment, the “DLP IV Credit Agreement”). The DLP IV Amendment provides that in the event DLP IV does not have sufficient cash to make payments in respect of policy premiums, the Lenders will fund additional advances to DLP IV in order to make such payments, until November 1, 2022, subject to certain conditions. The DLP VI Amendment also provides for a management fee to be paid by DLP IV to GWG Life on a monthly basis until November 1, 2022, subject to certain conditions, and makes corresponding changes to the payment waterfall set forth in the DLP IV Credit Agreement in connection with the foregoing.

In addition, the DLP IV Amendment gives DLP IV (or another person specified by DLP IV) the option, subject to the repayment in full of the DLP IV Credit Agreement, to purchase the administrative agent’s and Lenders’ irrevocable, perpetual three percent (3%) interest that they were granted under a November 15, 2021 letter agreement at a price equal to or greater than $20,000,000.

On June 28, 2022, GWG DLP Funding VI, LLC (“DLP VI”), an indirect, wholly owned subsidiary of the Company and of GWG Life, and National Founders LP (“National Founders”), entered into a Second Waiver and Amendment, dated as of June 28, 2022 (the “DLP VI Amendment”, and together with the DLP IV Amendment, the “Amendments”) to DLP VI’s existing Credit Agreement, dated as of August 11, 2021, between DLP VI, as borrower, and National Founders, as sole lender and administrative agent (as amended prior to the date of such amendment, the “DLP VI Credit Agreement”). The DLP VI Amendment waives any event of default under the DLP VI Credit Agreement that had resulted or may result prior to September 16, 2022 due to insufficient funds in a reserve account established under the DLP VI Credit Agreement. The DLP VI Amendment also provides for a management fee to be paid by DLP VI to GWG Life on a monthly basis until November 1, 2022, subject to certain conditions, and makes corresponding changes to the payment waterfall set forth in the DLP VI Credit Agreement in order to permit such management fee to be paid.

The foregoing descriptions of the Amendments are qualified in their entirety by the terms of the Amendments, copies of which are filed as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K and are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
10.1	Second Amendment, dated as of June 27, 2022, to Fifth Amended and Restated Credit Agreement, dated as of December 14, 2021, between GWG DLP Funding IV, LLC, as borrower, the lenders party thereto and CLMG Corp., as administrative agent
10.2	Second Waiver and Amendment, dated as of June 28, 2022, to Credit Agreement, dated as of August 11, 2021, between GWG DLP Funding VI, LLC, as borrower, and National Founders, as sole lender and administrative agent
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GWG HOLDINGS, INC.

Date: July 1, 2022	By:	/s/ Timothy L. Evans
	Name:	Timothy L. Evans
	Title:	Chief Financial Officer

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